CONSOLIDATED AND RESTATED
                                 PROMISSORY NOTE

LOAN NO. 99_086                                                   August 9, 1999
                                                                    New York, NY

MAKER: 475 Fifth Avenue Limited Partnership, a Delaware limited partnership

MAKER'S ADDRESS:            475 Fifth Avenue, 21st Floor
                            New York, New York 10017

PRINCIPAL AMOUNT:           THIRTY-TWO   MILLION   and  No/100   Dollars   ($32,
                            000,000.00), together with all other amounts added thereto pursuant to this Note or otherwise payable in accordance with the Loan Documents.

PAYEE AND HOLDER:           Heller Financial, Inc., a Delaware corporation,  and
                            its successors and assigns.

PAYMENT ADDRESS:            500 West Monroe Street, 30th Floor
                            Chicago, Illinois 60661
                            Attention:  Heller Express Servicing Department, Re:
                            Loan No. 99-086 or such other address as Holder may hereafter designate in writing to Maker.

INITIAL PAYMENT DATE:      October 1, 1999.

MATURITY DATE:             September 1, 2009.

AMORTIZATION PERIOD:       30 Years.

AMORTIZATION SCHEDULE:      The amortization schedule attached hereto as Exhibit
                            A.

CONTRACT RATE:              A rate of interest equal to eight and 27/100 percent
                            8.27% per annum.

DEFAULT RATE:               The Contract Rate plus five percent (5%) per annum.

LATE CHARGE:                Five percent (5%) of each  delinquent  payment other
                            than on the principal sum due on the Maturity Date.

PROPERTY:                   475 Fifth Avenue
                            475 Fifth Avenue
                            New York, New York County, New York

MORTGAGE:                   The  Mortgage  Consolidation,  Assignment  of Rents,
                            Security Agreement and Fixture Filing of even date herewith (and any modification, renewal or extension thereof) which consolidates the Existing Mortgages securing repayment of the Loan and encumbering, among other things, the Property.

LOAN: The loan from Holder to Maker evidenced by this Note and secured by the other Loan Documents.

LOAN DOCUMENTS:             This  Note,  the  Mortgage  and any other  documents
                            evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension thereof.

NOTE: This Consolidated and Restated Promissory Note and any modifications, renewals or extensions hereof and any substitutions therefor. This Note amends and consolidates all of the notes evidencing each of the Existing Mortgages.

EXISTING MORTGAGES:         Those certain  mortgages  listed in Exhibit B to the
                            Mortgage.


1.     Promise to Pay.

       FOR VALUE RECEIVED, Maker promises to pay to the order of Holder at the Payment Address the Principal Amount (or so much thereof as may from time to time be outstanding) on or before the Maturity Date, together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America.

2.     Principal and Interest.

       So long as no Event of Default exists, interest shall accrue on the Principal Amount from time to time outstanding at the Contract Rate based on the actual number of days elapsed in each given month and a 360 day year. Principal and interest shall be paid to the Holder hereof as follows: (a) On the Initial Payment Date and on the first day of each month thereafter, Maker shall pay to Holder monthly payments of principal and interest due for such period based upon the Amortization Schedule; and (b) the outstanding Principal Amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Whenever any payment is stated to be due or a computation is to be made on a day which is not a business day, such payment or computation will be made on the next succeeding business day, and such extension of time will be included in the computation of interest.

3.     Prepayment.

       This Note may not be prepaid in whole or in part, prior to the fourth "Loan Year", other than condemnation or casualty proceeds or any other involuntary prepayment contemplated by the Loan Documents, applied to pay a portion of the principal of the Note in Holder's sole discretion. During the fourth Loan Year, and at any time thereafter, this Note may be prepaid in full but not in part at any time, provided that any such prepayment shall be: (i) made on the first of the month; (ii) accompanied by all accrued and unpaid interest and all fees and costs due from Maker to Holder; (iii) made only upon Holder's receipt of at least thirty (30) days' prior written notice of Maker's election to prepay; and (iv) accompanied by the greater of (a) one percent (1.0%) of the outstanding Principal Amount as of the date of prepayment or (b) the "Yield Maintenance Amount". The Loan may be prepaid without payment of a Yield Maintenance Amount or the fee set forth above in clause (iv) of the preceding sentence during the last ninety (90) days of the Loan term (the "Permitted Prepayment Period"). The term "Loan Year" means for Loan Year 1, from the date hereof through September 1, 2000, and for each Loan Year thereafter, each 12-month period after September 1, 2000.

       "Yield Maintenance Amount" means an amount, never less than zero, equal to the present value of a series of "Monthly Amounts", assumed to be paid at the end of each month remaining from the date of prepayment through the Maturity Date, discounted at the U.S. Securities Rate.

       "Monthly Amount" shall mean the following:

       (A) The Contract Rate,

              MINUS

       (B) The yield ("U.S. Securities Rate"), as of the date of such prepayment, as published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities", for a U.S. Government Security with a term equal to that remaining on this Note on the date of such prepayment (which term may be obtained by interpolating between the yields published for specific whole years),

                  DIVIDED BY TWELVE (12) AND THE
                  QUOTIENT THEREOF THEN MULTIPLIED BY

       (C) The amount prepaid on the date of such prepayment.

       All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts to the nearest whole dollar. Maker acknowledges and agrees that any prepayment of this Note by virtue of the occurrence of an Event of Default hereunder prior to the Permitted Prepayment Period (but not by virtue of the application of any condemnation or casualty proceeds or any other involuntary prepayment contemplated by the Loan Documents, applied to pay a portion of the principal of the Note in Holder's sole discretion) shall be deemed a voluntary prepayment for purposes of determining the applicability of any prepayment fee or Yield Maintenance Amount pursuant to Paragraph 3 above.

4.     Default.

       4.1 Events of Default.

              The following  shall  constitute an "Event of Default"  under this
       Note: (i) failure to pay any amounts owed pursuant to this Note within ten (10) calendar days after such payment is due; or (ii) the occurrence of any Event of Default under any of the other Loan Documents after the expiration of any applicable notice and cure period contemplated thereby.

       4.2 Remedies.

              So long as an Event of Default remains outstanding: (a) interest shall accrue at the Default Rate and, to the extent not paid when due, shall be added to the Principal Amount; and (b) Holder may, at its option and without further notice (such notice being expressly waived), declare the unpaid Principal Amount immediately due and payable. Holder's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Maker, the security described in the other Loan Documents, any guarantor(s) hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the date that the unpaid Principal Amount is due, pursuant to clause (b) above, shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.     Late Charge.

       If payments of principal and/or interest, or any other amounts under the other Loan Documents other than the principal sum due on the Maturity Date are not timely made and remain overdue for a period of ten (10) days, Maker, without further notice or demand by Holder, promptly shall pay the Late Charge computed on such past due amounts. Until paid, the Late Charge shall be added to the Principal Amount. Nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder's right to compel prompt performance.

6.     Jury Trial Waiver.

       MAKER AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.     Waiver.

       Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices (except as otherwise provided herein or in any relevant Loan Document) in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder. Maker, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, or of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Maker and without affecting the liability of Maker hereunder.

8.     Security, Application of Payments.

       This Note is secured by the liens, encumbrances, and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Each payment on the Loan is to be applied when received first to the payment of any fees, expenses or other costs Maker is obligated to pay hereunder or under the terms of the other Loan Documents, second to the payment of any accrued and unpaid Late Charge, third to the payment of interest on the Principal Amount from time to time remaining unpaid, and the remainder of such payment shall be used to reduce the Principal Amount.

9.     Miscellaneous.

       9.1 Amendments.

              This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder and Maker.

       9.2 Lawful Rate of Interest.

              In no event whatsoever shall the amount of interest paid or agreed to be paid to Holder pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Holder shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Principal Amount (whether or not due and payable, and without any prepayment penalty or fee or Yield Maintenance Amount), and not to the payment of interest, or refunded to Maker if such Principal Amount has been paid in full.

       9.3 Captions; Definitions.

              The captions of the Paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. Each of the terms defined before Paragraph 1 hereof shall have the meaning set forth following such term when used throughout this Note.

       9.4 Severable Provisions.

              The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

       9.5 Notices.

              Notices shall be given under this Note in conformity with the terms and conditions of the Mortgage.

       9.6 Intentionally Omitted.

       9.7 Time of Essence.

              Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

       9.8 Governing Law.

              This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of law principles.

10.    Exculpation.

       Except as set forth below, neither Maker nor any partner of Maker or any partner, shareholder or member of any such partner of Maker shall be personally liable to pay the Principal Amount or any other amount due under this Note or under any of the Loan Documents, or to perform or observe any obligation under this Note or under any of the Loan Documents, and Holder agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. Maker, but not any partner of Maker, or any partner, shareholder or member of any such partner of Maker shall, however, be personally liable for all losses, damages, costs and expenses, including attorneys' fees and expenses, incurred by Holder as a result of:

       (i) the collection and receipt of proceeds and income from the Property and the other assets and obligations securing the Loan by or for the benefit of Maker following an Event of Default which are not paid to Holder or applied to the Property in the ordinary course of business;

       (ii) fraud by Maker or by any partner or officer of Maker with a management role in Maker or;

       (iii) material misrepresentation by Maker or any other person or entity which is an officer of Maker or any partner of Maker with a management role in connection with the Loan;

       (iv) misapplication or misappropriation of funds in which Lender has a security interest which come into the possession of Maker or a partner or officer of Maker with a management role in Maker;

       (v)    intentional or material waste to the Property;

       (vi) the breach of the obligations set forth in the Hazardous Substance Indemnification Agreement of even date herewith, as hereafter amended, if at all;

       (vii) the breach of the provisions contained in Paragraph 15 (transfers of the property or beneficial interest in Maker; assumption) of the Mortgage;

       (viii) the breach of the provisions contained in Paragraph 16 (no additional liens) of the Mortgage; or

       (ix) the breach of the provisions contained in Paragraph 17 (single asset entity) of the Mortgage.

       The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Holder's rights and remedies pursuant to the Loan Documents, or affect the validity or enforceability of any indemnity, guaranty, limited recourse letter or similar instrument made by Maker or any other entity or person in connection with the Mortgage or the Loan Documents.


       IN WITNESS WHEREOF, Maker does execute this Note as of the date set forth above.

                                 MAKER:

                                 475 Fifth Avenue Limited Partnership, a Delaware limited partnership

                                 By: 475  Fifth-GP, Inc., a  Delaware
                                     corporation, its sole general partner

                                     By: ______________________________
                                     Name: ____________________________
                                     Its: _____________________________

                                    EXHIBIT A


                              AMORTIZATION SCHEDULE